                                                               EXHIBIT 4.1


                            ONCURE TECHNOLOGIES CORP.


                             2001 STOCK OPTION PLAN
               ..................................................


SECTION 1.  Purpose of the Plan
            -------------------

                  The purpose of the OnCure Technologies Corp.'s 2001 Stock Option Plan (the "Plan") is to further the interests of OnCure Technologies Corp. (the "Company"), its Subsidiaries (as defined herein) and its stockholders by providing long-term incentives to those employees, officers, directors and consultants of the Company (collectively referred to as "Eligible Persons") and its Subsidiaries who are largely responsible for the management, growth and protection of the business of the Company and its Subsidiaries, and to retain and reward Eligible Persons of the Company and its Subsidiaries, and strengthen the mutuality of interests between such Eligible Persons and the Company's stockholders by granting them options to acquire the common stock, $0.001 par value, of the Company ("Common Stock"). The Plan provides that the Company may grant Incentive Stock Options, Non-Qualified Stock Options, and Stock Appreciation Rights (all as defined herein).



SECTION 2.  Definitions
            -----------


                  For the purposes of the Plan, the following terms shall be defined as set forth below:


                  (a) "Change of Control" means and includes each of the following: (i) the acquisition, in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) by any person or entity or any group of persons or entities who constitute a group (within the meaning of Section 13(d)(3) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a Subsidiary, of any securities of the Company such that, as a result of such acquisition, such person, entity or group beneficially owns (within the meaning of Rule l3d-3 under the Exchange Act), directly or indirectly, more than 40% of the Company's outstanding voting securities entitled to vote on a regular basis for a majority of the members of the Board of Directors of the Company; (ii) a change in the composition of the Board of Directors of the Company such that a majority of the members of the Board of Directors of the Company are not Continuing Directors; or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one or more transactions) all or substantially all of the Company's assets.

                  Notwithstanding the foregoing, the preceding events shall not be deemed to be a Change of Control if, prior to any transaction or transactions causing such change, a majority of the Continuing Directors shall have voted not to treat such transaction or transactions as resulting in a Change of Control.


                  (b) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  (c) "Common Stock" means the common stock, $.001 par value, of the Company.

                  (d) A "Continuing Director" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board on the effective date of the Plan or (ii) was nominated for election or elected to such Board with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

                   (e) "Eligible Persons" means all key employees, officers and directors of, or consultants to, the Company or any Subsidiary of the Company.

                   (f) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

                   (g) "Fair Market Value" means, the fair market value of Common Stock determined by such methods or procedures as shall be established from time to time by the Committee in good faith and in accordance with applicable law. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall mean the mean of the high and low sales prices of the Company's Common Stock on the relevant date as reported on the stock exchange or market on which the Common Stock is primarily traded, or if no sale is made on such date, then the Fair Market Value is the weighted average of the mean of the high and low sales prices of the Common Stock on the next preceding day and the next succeeding day on which such sales were made, as reported on the stock exchange or market on which the Common Stock is primarily traded. If the shares are not listed or traded on any national securities exchange, the Fair Market Value shall be the average of the last high closing bid price and the low closing asked price as reported on an inter-dealer quotation system. In the absence of any available public quotations for the Common Stock, the Board of the Company shall determine in good faith the fair value of the Common Stock, which determination shall be set forth in a certificate by the Secretary of the Company.

                   (h) "Incentive Stock Option" or "ISO" means any Option designated as an "incentive stock option" within the meaning of Section 422 of the Code.

                   (i) "Non-Qualified Stock Option" or "NSO" means any Option that is not an ISO.

                   (j) "Option" or "Stock Option" means a right granted to a Participant pursuant to Section 6(b) to purchase Common Stock at a specified price during specified time periods. An Option may be either an ISO or a NSO.

                   (k) "Option Agreement" shall mean the written agreement, instrument or document evidencing an Option.

                   (l) "Participant" shall mean any individual receiving Options under the Plan.

                   (m) "Plan" means this OnCure Technologies Corp. 2001 Stock Option Plan.

                   (n) "Stock Appreciation Right" or "SAR" means the right pursuant to an award granted under Section 7 below to surrender to the Company all (or a portion) of an Option in exchange for an amount equal to the difference between (i) the Fair Market Value, as of the date such Option (or portion thereof) is surrendered, of the shares of Common Stock covered by such Option (or such portion thereof), subject, where applicable, to the pricing provisions in Section 7(b)(ii), and (ii) the aggregate exercise price of such Option (or such portion thereof).

                   (o) "Subsidiary" shall mean any subsidiary corporation (within the meaning of Section 424(f) of the Code) of the Company.


SECTION 3.  Administration of the Plan
            --------------------------

            The Plan shall be administered by the Board of Directors or, in its discretion, the Compensation Committee of the Board of Directors of the Company (such administering body being referred to herein as, the "Committee"), provided that the Committee satisfies the requirements of Rule 16b-3 under the Exchange Act. Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, Eligible Persons, Participants, persons claiming rights from or through Participants and stockholders of the Company.


            Subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion (a) to select those key employees from among the Eligible Persons who will receive Options pursuant to the Plan ("Participants"); (b) to determine the number of shares of Common Stock for which an Option will be granted and the terms and conditions of any Option granted under the Plan (including, but not limited to, restrictions as to transferability or forfeiture, exercisability or settlement of an Option and waivers or accelerations thereof, and waivers of, or modifications to, performance conditions relating to an Option, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Option; (c) to correct any defect or supply any omission or reconcile any inconsistency in the Plan, and to adopt, amend and rescind such rules, regulations, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; (d) to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and (e) to otherwise supervise the administration of the Plan. The Committee may delegate to officers or managers of the Company or any Subsidiary, or to unaffiliated service providers, the authority, subject to such terms as the Committee shall determine, to perform administrative functions and to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3, Section 162(m) of the Code and applicable law.


SECTION 4.  Eligibility
            -----------

            Participants in the Plan shall be selected by the Committee in its sole discretion from among the Eligible Persons of the Company and its Subsidiaries.


SECTION 5.  Plan Limitations; Stock Subject to the Plan
            -------------------------------------------

            Subject to the provisions of Section 9 hereof, the maximum aggregate number of shares of Common Stock, available for issuance as Options or SARs under the Plan shall not exceed 3,000,000 shares. The maximum number of shares of Common Stock which may be granted as Options or SARs to any Participant in any calendar year shall not exceed 450,000 shares.

            No Option may be granted if the number of shares to which such Option relates, when added to the number of shares previously issued under the Plan and the number of shares which may then be acquired pursuant to other outstanding, unexercised Options, exceeds the number of shares available for issuance pursuant to the Plan. If any shares subject to an Option are forfeited or such Option is settled in cash or otherwise terminates for any reason whatsoever without an actual distribution of shares to the Participant, any shares counted against the number of shares available for issuance pursuant to the Plan with respect to such Option shall, to the extent of any such forfeiture, settlement, or termination, again be available for Options under the Plan; provided, however, that the Committee may adopt procedures for the counting of shares relating to any Option to ensure appropriate counting, avoid double counting, and provide for adjustments in any case in which the number of shares actually distributed differs from the number of shares previously counted in connection with such Option.


SECTION 6.  Option Terms and Conditions
            ---------------------------

            (a) General. Options may be granted on the terms and conditions set forth in this Section 6. Each Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve. In addition, the Committee may impose on any Option or the exercise thereof, at the date of grant or thereafter (subject to Section 9), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Options in the event of termination of employment by the Participant; provided, however, that the Committee shall retain full power to accelerate or waive any such additional term or condition as it may have previously imposed. All Options shall be evidenced by an Option Agreement and Notice of Stock Option Grant.

            (b) Options. Options granted to Participants under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

                (i) Exercise Price. The exercise price of each Option shall be determined by the Committee at the time the Option is granted, provided, however, that the exercise price of an ISO may not be less than the Fair Market Value of the Company's Common Stock on the date of grant (110% of such Fair Market Value in the case of a grant of an ISO to a 10% stockholder of the Company).

                (ii) Term of Options. The term of each Option shall, except as provided herein, be for such period as may be determined by the Committee and shall be indicated on the Optionee's Notice of Stock Option Grant, attached as Schedule A to the Optionee's Stock Option Agreement; provided, however, that in no event shall the term of any ISO exceed a period of ten (10) years from the date of its grant (five years in the case of an award of an ISO to a 10% stockholder of the Company) or such shorter period as may be applicable under
Section 422 of the Code.

                (iii) Exercisability; Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, whether the exercise price shall be paid in cash or by the surrender at Fair Market Value of Common Stock, or by any combination of cash and shares of Common Stock, including, without limitation, cash, Common Stock, other Options, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis, such as through "cashless exercise" arrangements, to the extent permitted by applicable law), and the methods by which Common Stock will be delivered or deemed to be delivered to Participants.

            No shares of Common Stock shall be issued until full payment therefor has been made. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Common Stock, and compliance with the applicable requirements, if any, of Section 13(a), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to such Option.

                (iv) Incentive Stock Options. Options intended to be ISOs shall be granted only to Participants who are key employees of the Company or any Subsidiary of the Company. The terms of any Option granted under the Plan as an ISO shall comply in all respects with the provisions of Section 422 of the Code, including, but not limited to, the requirement that no ISO shall be granted more than ten (10) years after the effective date of the Plan.

                Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to ISOs shall be interpreted, amended or altered, nor shall any discretion or authority under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or without the consent of the Participant(s) affected, to disqualify any ISO under Section 422.

                (v) Non-Qualified Stock Options. NSOs may be granted to the Company's or any Subsidiary of the Company's employees, officers, directors, consultants and advisors.


SECTION 7.  Stock Appreciation Rights.
            -------------------------

            (a) Grant and Exercise. SARs may be granted in conjunction with all or part of any Option granted under the Plan. In the case of a NSO, such rights may be granted either at or after the time of the grant of such Option. In the case of an ISO, such rights may be granted only at the time of the grant of such Option.

            A SAR or applicable portion thereof granted with respect to a given Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option, subject to such provisions as the Committee may specify at grant where a SAR is granted with respect to less than the full number of shares covered by a related Option. A SAR may be exercised by a Participant, subject to Section 7(b), in accordance with the procedures established by the Committee for such purpose. Upon such exercise, the Participant shall be entitled to receive an amount determined in the manner prescribed in Section 7(b). Options relating to exercised SARs shall no longer be exercisable to the extent that the related SARs have been exercised.

            (b) Terms and Conditions. SARs shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

                (i) SARs shall be exercisable only at such time or times and to the extent that Options to which they relate shall be exercisable in accordance with the provisions of Section 6, 8, 9 and this Section 7 of the Plan; provided, however, that any SAR granted to a Participant subject to Section 16(b) of the Exchange Act subsequent to the grant of the related Option, and the exercise of any SARs held by Participants who are subject to Section 16(b) of the Exchange Act, shall comply with Rule 16b-3 promulgated thereunder, to the extent applicable.

                (ii) Upon the exercise of a SAR, a Participant shall be entitled to receive an amount in cash and/or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the SAR shall have been exercised, with the Committee having the right to determine the form of payment. When payment is to be made in shares of Stock, the number of shares to be paid shall be calculated on the basis of the average of the last reported closing bid and asked prices on the New York Stock Exchange, or, if the Stock is not listed or admitted to trading on such exchange, the last reported sales price, or in case no such reported sales price is quoted on such day, the average of the last reported closing bid and asked prices on the principal national securities exchange (including, for purposes hereof, the National Association of Securities Dealers, Inc. National Market) on which the Stock is listed or admitted to trading, or, if it is not listed or admitted to trading on any national securities exchange, the average of the last high closing bid price and the low closing asked price as reported on an inter-dealer quotation system during the applicable period referred to in Rule 16b-3 (e) promulgated under the Exchange Act. In the absence of any available public quotations for the Common Stock, the Board shall determine in good faith the fair value of the Common Stock during the applicable period referred to in Rule 16b-3 (e) promulgated under the Exchange Act, which determination shall be set forth in a certificate by the Secretary of the Company.

                (iii) SARs shall be transferable only when and to the extent that the underlying Option would be transferable under Section 10(d) of the Plan.

                (iv) Upon the exercise of a SAR, the Option or part thereof to which such SAR is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 5 of the Plan on the number of shares of Common Stock to be issued under the Plan, but only to the extent of the number of shares issued under the SAR at the time of exercise based on the value of the SAR at such time.


SECTION 8.  Additional Provisions Applicable to Options
            -------------------------------------------

            (a) Stand-Alone, Additional, Tandem, and Substitute Options. Options granted under the Plan may, in the discretion of the Committee, be granted either alone, in addition to, in tandem with, or in substitution for, any other Option granted under the Plan or any option or other incentive granted under any other plan of the Company or any Subsidiary, or any business entity acquired by the Company or any Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary. If an Option is granted in substitution for another option, the Committee shall require the surrender of such other option in consideration for the grant of the new Option. Options granted in addition to, or in tandem with, other Options may be granted either as of the same time as, or a different time from, the grant of such other Option or Options. The per share exercise price of any Option:

                (i) granted in substitution for an outstanding Option shall be not less than the lesser of (A) the Fair Market Value of a share of Common Stock at the date such substitute Option is granted or (B) such Fair Market Value at that date, reduced to reflect the Fair Market Value at that date of the Option required to be surrendered by the Participant as a condition to receipt of the substitute Option; or

                (ii) retroactively granted in tandem with an outstanding Option, shall not be less than the lesser of the Fair Market Value of a share of Common Stock at the date of grant of the later Option or at the date of grant of the earlier Option.

            (b) Exchange and Buy Out Provisions. The Committee may at any time offer to exchange or buy out any previously granted Option for a payment in cash, Common Stock, other Options (subject to Section 7(a)), or other property based on such terms and conditions as the Committee shall determine and communicate to a Participant at the time that such offer is made.

            (c) Performance Conditions. The right of a Participant to exercise any Option, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee.

            (d) Loan Provisions. With the consent of the Committee, and subject at all times to laws and regulations and other binding obligations or provisions applicable to the Company, the Company may make, guarantee, or arrange for a loan or loans to a Participant with respect to the exercise of any Option or other payment in connection with any Option, including the payment by a Participant of any or all federal, state, or local income or other taxes due in connection with any Option. Subject to such limitations, the Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms, and provisions of any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and the conditions, if any, under which the loan or loans may be forgiven.

            (e) Change of Control. Subject to the terms hereof, in the event of a Change of Control of the Company, all Options granted under the Plan that are still outstanding and not yet vested or exercisable shall become immediately 100% vested in each Participant, as of the first date that the definition of Change of Control has been fulfilled, and shall be exercisable for the remaining duration of the Option. All Options that are exercisable as of the effective date of the Change of Control will remain exercisable for the remaining duration of the Option.


SECTION 9. Adjustments upon Changes in Capitalization; Acceleration in Certain Events

            In the event that the Committee shall determine that any stock dividend, recapitalization, forward split or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event, affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Common Stock which may thereafter be issued in connection with Options, (ii) the number and kind of shares of Common Stock issuable in respect of outstanding Options, (iii) the aggregate number and kind of shares of Common Stock available under the Plan, and (iv) the exercise price relating to any Option or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Option; provided, however, in each case, that no adjustment shall be made which would cause the Plan to violate
Section 422(b)(1) of the Code with respect to ISOs or would adversely affect the status of any Option as "performance-based compensation" under Section 162(m) of the Code.


SECTION 10.  General Provisions
             ------------------

            (a) Changes to the Plan and Options. The Board of Directors of the Company may amend, alter, suspend, discontinue, or terminate the Plan or the Committee's authority to grant Options under the Plan without the consent of the Company's stockholders or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company's stockholders if such stockholder approval is required under Section 162(m) and/or Section 422 of the Code, or by any other federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to the stockholders for approval; provided, however, that without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Option theretofore granted and any Option Agreement relating thereto. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Option theretofore granted and any Option Agreement relating thereto; provided, however, that without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination of any Option may materially and adversely affect the rights of such Participant under such Option.

            The foregoing notwithstanding, any performance condition specified in connection with an Option shall not be deemed a fixed contractual term, but shall remain subject to adjustment by the Committee, in its discretion at any time in view of the Committee's assessment of the Company's strategy, performance of comparable companies, and other circumstances, except to the extent that any such adjustment to a performance condition would adversely affect the status of any Option as "performance-based compensation" under
Section 162(m) of the Code.

            (b) Duration of Plan. Unless otherwise terminated in accordance with
Section 10(a) above, the duration of the Plan shall be ten (10) years.

            (c) No Right to Option or Employment. No employee or other person shall have any claim or right to receive an Option under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any Subsidiary.

            (d) Taxes. The Company or any Subsidiary is authorized to withhold from any payment relating to the exercise of an Option under the Plan, including from any payroll or other payment to a Participant amounts of withholding and other taxes due in connection with any transaction involving an Option, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Option. This authority shall include authority to withhold or receive Common Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations.

            (e) Limits on Transferability; Beneficiaries. No Option or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participants to, any party, other than the Company or any Subsidiary, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution, and such Options and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Options (other than an Option which is an ISO) be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Committee may attach to such transferability feature such terms and conditions as it deems advisable.

            (f) No Rights to Options; No Stockholder Rights. No Participant shall have any claim to be granted any Option under the Plan, and there is no obligation for uniformity of treatment of Participants. No Option shall confer on any Participant any of the rights of a stockholder of the Company unless and until Common Stock is duly issued or transferred to the Participant in accordance with the terms of the Option.

            (g) Discretion. In exercising, or declining to exercise, any grant of authority or discretion hereunder, the Committee may consider or ignore such factors or circumstances and may accord such weight to such factors and circumstances as the Committee alone and in its sole judgment deems appropriate and without regard to the affect such exercise, or declining to exercise such grant of authority or discretion, would have upon the affected Participant, any other Participant, any employee, the Company, any Subsidiary, any stockholder or any other person.

            (h) Effective Date. The Plan is effective as of December 5, 2000.